EXHIBIT 99.1

LTX-Credence Announces Third Quarter Results

MILPITAS, Calif., May 25, 2011 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its fiscal quarter ended April 30, 2011.

Sales for the quarter were $58,665,000, compared to the prior quarter sales of $52,549,000. Net income for the quarter was $23,621,000, or $0.47 per diluted share on a GAAP basis. Excluding the $15,000,000 merger-related break-up fee, $1,900,000 of merger-related expenses, $248,000 of restructuring expense and $1,490,000 of amortization of purchased intangible assets, net income for the quarter was $12,259,000, or $0.24 per diluted share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "Our third quarter product revenues grew 16% sequentially, driven by a rebound in the RF power amplifier, power management and applications specific market segments. In particular, we experienced a sharp ramp in demand for the PAx test system which was introduced in the prior quarter.

With the continued strong performance resulting from our business model, we are focused on driving top line growth through market share gains. During the quarter we had success in winning business from multiple new customers, effectively displacing the established incumbent competitor. These wins were in several of our target market segments and were the result of our ability to deliver compelling cost effective test solutions to our customers.

Our fourth quarter guidance reflects increased strength in our target markets as well as overall growth in the SoC test industry. The midpoint of revenue guidance represents approximately 11% growth over our third quarter results."

Fourth Quarter Fiscal 2011 Outlook

For the fiscal quarter ending July 31, 2011, revenue is expected to be in the range of $63 million to $67 million. Non-GAAP net income is expected to be in the range of $0.25 to $0.29 per share, assuming 50.5 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $1.5 million.

The Company will conduct a conference call today, May 25, 2011, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com). Audio replays of the call can be heard through June 24, 2011 via telephone by dialing 800.642.1687, Conference ID number 63925313 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended April 30, 2011 excludes the merger-related break-up fee; merger-related expenses, restructuring expense and amortization of purchased intangible assets. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's fourth fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2011. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation. All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	April 30, 2011	July 31, 2010
Current assets
Cash and cash equivalents	$ 116,278	$ 74,978
Marketable securities	31,468	18,458
Accounts receivable - trade, net	41,858	45,622
Accounts receivable - other, net	1,231	1,174
Inventories, net	21,328	21,039
Prepaid expenses and other current assets	5,618	4,585
Total current assets	217,781	165,856

Property and equipment, net	21,479	26,277
Intangible assets, net	7,807	12,277
Goodwill	43,030	43,030
Other assets	748	771
Total assets	$ 290,845	$ 248,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 873	$ 826
Accounts payable	15,804	16,639
Other accrued expenses	25,895	29,090
Deferred revenues and customer advances	5,194	8,317
Total current liabilities	47,766	54,872

Other long-term liabilities	15,873	16,587
Stockholder's equity	227,206	176,752
Total liabilities and stockholders' equity	$ 290,845	$ 248,211

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2011	2010	2011	2010

Net sales	$ 58,665	$ 56,069	$ 186,860	$ 145,919
Cost of sales	22,203	23,921	71,730	67,603
Gross profit	36,462	32,148	115,130	78,316

Engineering and product development expenses	13,314	12,339	39,188	36,179
Selling, general, and administrative expenses	11,755	11,414	37,611	29,295
Amortization of purchased intangible assets	1,490	2,664	4,471	7,992
Restructuring	248	788	363	2,027
Income from operations	9,655	4,943	33,497	2,823

Other income, net	13,671	1,851	14,074	1,862
Income before (benefit) provision for income taxes	23,326	6,794	47,571	4,685
(Benefit) provision for income taxes	(295)	(35)	(430)	237
Net income	$ 23,621	$ 6,829	$ 48,001	$ 4,448

Net income per share:

Basic	$ 0.48	$ 0.15	$ 0.97	$ 0.10
Diluted	$ 0.47	$ 0.14	$ 0.96	$ 0.10

Weighted average shares outstanding:

Basic	49,490	46,536	49,348	43,971
Diluted	50,367	47,496	50,240	44,725

LTX-Credence Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30, 2011	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended April 30, 2010	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income	$ 23,621	$ 0.48	$ 0.47	$ 6,829	$ 0.15	$ 0.14
Merger-related breakup fee	(15,000)	(0.30)	(0.30)	--	--	--
Merger-related expenses	1,900	0.04	0.04	--	--	--
Amortization of purchased intangible assets	1,490	0.03	0.03	2,664	0.06	0.06
Restructuring	248	--	--	788	0.02	0.02
Gain on extinguishment of debt	--	--	--	(2,126)	(0.05)	(0.04)
Recovery of previously written off accounts receivable	--	--	--	(1,000)	(0.02)	(0.02)

Non-GAAP net income	$ 12,259	$ 0.25	$ 0.24	$ 7,155	$ 0.15	$ 0.15

Weighted average shares outstanding:		49,490	50,367		46,536	47,496

	Nine Months Ended April 30, 2011	Basic Earnings Per Share	Diluted Earnings Per Share	Nine Months Ended April 30, 2010	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income	$ 48,001	$ 0.97	$ 0.96	$ 4,448	$ 0.10	$ 0.10
Merger-related breakup fee	(15,000)	(0.30)	(0.30)	--	--	--
Merger-related expenses	4,700	0.10	0.09	--	--	--
Amortization of purchased intangible assets	4,471	0.09	0.09	7,992	0.18	0.18
Restructuring	363	(0.00)	0.01	2,027	0.05	0.05
Gain on extinguishment of debt	--	--	0.00	(2,426)	(0.06)	(0.05)
Recovery of previously written off accounts receivable	--	--	--	(1,600)	(0.03)	(0.04)

Non-GAAP net income	$ 42,535	$ 0.86	$ 0.85	$ 10,441	$ 0.24	$ 0.23

Weighted average shares outstanding:		49,348	50,240		43,971	44,725
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com